EXHIBIT 10.24
FIRST AMENDMENT TO
LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of August 21, 2003, is entered into between HOWARD SHAO (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).
RECITALS
     A. The Borrower and the Lender have entered into a LOAN AGREEMENT dated as of August 31, 2000, (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise specified.
     B. The Borrower has requested that the Lender amend the payment provisions of the Loan Agreement.
AMENDMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendments to Loan Agreement.
a.	Effective September 1, 2003 and continuing until the Loan Agreement is paid in full, interest shall be paid in arrears at a rate of fifteen percent (15.00%) per annum. All accrued interest will be paid in quarterly installments beginning December 1, 2003 and continuing until the Loan Agreement is paid in full.

b.	On September 1, 2003, the Borrower will pay all interest due up to and including August 31, 2003 at a rate of eight percent (8%) per annum.

c.	Principal payments on the Loan Agreement will be paid as follows:

September 15, 2003	$20,000.00
October 15, 2003	$20,000.00
January 15, 2004	$10,000.00
February 15, 2004	$10,000.00
March 15, 2004	$10,000.00
April 15, 2004	$10,000.00
May 15, 2004	$10,000.00
June 15, 2004	$10,000.00
July 15, 2004	$10,000.00
August 15, 2004	$92,345.22

d.	In the event any payment of principal is not received by the Lender within 10 business days of the scheduled due date, a two percent (2.00%) per annum penalty rate will be assessed for each day payment is late from the original due date.
     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

NATURADE, INC., a Delaware corporation
By:	/s/ Bill D. Stewart
	Name:	Bill D. Stewart
	Title:	Chief Executive Officer

By:	/s/ Howard Shao
	Name:	Howard Shao